SIGNATURE








Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                         THE BROOKLYN UNION GAS COMPANY
                         (Registrant)




                         s/Richard M. Desmond
                         Richard M. Desmond
                         Vice President, Comptroller
                         and Chief Accounting Officer







Dated : January 13, 1994